SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 23, 1999.

                           Distinctive Devices, Inc.
               (Exact name of Registrant as Specified in Charter)

           New York                  0-2749              13-1999951
    (State of incorporation)      (Commission           (IRS Employer
                                    File Number)         Identification No.)

        110 E. Atlantic Avenue, Suite 230, Delray Beach, Florida  33444
           (Address of Principal Executive Offices)        (Zip Code)

     Registrant's telephone number, including area code     (561) 279-9634


Item 8.  Change in Fiscal Year.

 On September 23, 1999, the Board of Directors of the Registrant authorized the change of Registrant's fiscal year from a February 28 fiscal year to the calendar year, which for the current year will be December 31, 1999.

 As previously reported, on August 10, 1999, the Registrant acquired from certain shareholders of EagleView Industries, Inc. ("EagleView"), in exchange for the issue of 8,051,340 shares of its Common Stock, 80.7% of the outstanding stock of EagleView. As a result, such shareholders of EagleView held 66% of the then outstanding Common Stock of the Registrant.

 EagleView is the operating entity. The Registrant before the acquisition did not conduct any active business. As a result, for accounting purposes EagleView is treated as the continuing reporting entity that acquired the Registrant since the transaction is treated as a recapitalization (reverse acquisition).

 The periodic reports to be filed by the Registrant subsequent to this transaction are being prepared as though EagleView was the legal successor to the Registrant's reporting obligations as of the date of the acquisition. Accordingly, to comply with the requirements of the Securities Exchange Act of 1934, as amended, the Registrant's periodic report for the quarter in which the acquisition was consummated will be based on the fiscal year of EagleView, which is the calendar year, rather than the fiscal year of the Registrant, which is a February 28 year.

 Following completion of the transaction, the Registrant filed a Current Report on Form 8-K providing information with respect to Items 1 and 2 of the Form 8-K. The Registrant agreed in that Form 8-K that it would file an amendment containing financial statements of EagleView and pro-forma financial information of the Registrant and EagleView. The amendment to the Form 8-K Report has been filed and it includes the financial statements of EagleView for the period from February 5,1998 (inception) to December 31, 1998, for the six months ended June 30, 1999 and the pro-forma financial statements of the Registrant and EagleView as of June 30, 1999. The next filing after the filing of the amendment of the Form 8-K containing the aforementioned financials will be the Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, and not the quarter ended August 31, 1999, which was the end of the fiscal quarter of the Registrant prior to the fiscal year change. Accordingly, there will not be a report filed with the Commission to cover a transition period resulting from the change in the Registrant's fiscal year


                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DISTINCTIVE DEVICES, INC.
                                             (Registrant)


Date: October 5, 1999.                        By: S/Earl M. Anderson, Jr.
                                                  Earl M. Anderson Jr.
                                                  Chief Financial Officer
                                                  and Secretary